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                                                                  EXHIBIT 23.1


The Board of Directors
ACLN Limited


We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-34426) of ACLN Limited of our report dated April 7, 2000 relating to the consolidated financial statements of ACLN Limited appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 1999.




                                          /s/ BDO International






Nicosia, Cyprus
June 29, 2000